Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



                  We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 1997 appearing on page 17 of Southwall Technologies Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.



/s/  Price Waterhouse LLP
San Jose, California
August 19, 1997